                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             WILLIAMS-SONOMA, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             WILLIAMS-SONOMA, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Williams-Sonoma, Inc., a California corporation (the "Company"), will be held at the Company's offices, 3250 Van Ness Avenue, San Francisco, California 94109, Wednesday, May 24, 1995, commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

         (1) To elect ten directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

         (2) To act on a proposal to amend the Company's Articles of Incorporation to add a par value of $.01 per share of common stock and preferred stock.

         (3) To act on a proposal to amend the Company's 1993 Stock Option Plan to increase the size of the stock options awarded annually to nonemployee directors upon their reelection from 2,250 shares of Common Stock to 5,250 shares of Common Stock.

         (4) To ratify the selection of Deloitte & Touche as independent accountants for the fiscal year ending January 28, 1996.

         (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 31, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

         Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended January 29, 1995.

                                           By Order of the Board of Directors,



                                           Russell Solt, Secretary

San Francisco, California
April 18, 1995

         WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY ORALLY REVOKE THE PROXY AND VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                                PROXY STATEMENT

                             Williams-Sonoma, Inc.
                              3250 Van Ness Avenue
                        San Francisco, California 94109

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 24, 1995

         This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Williams-Sonoma, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Wednesday, May 24, 1995, and any adjournment or postponement thereof. The Annual Report to the shareholders of the Company for the fiscal year ended January 29, 1995, including the financial statements of, and other information concerning the Company, is also enclosed. The Company anticipates that this Proxy Statement and accompanying form of proxy will first be mailed or given to its shareholders on or about April 18, 1995.

         A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends such meeting may orally revoke his proxy at the Annual Meeting and vote in person. If a shareholder specifies a choice on any matter to be acted upon by means of the accompanying proxy, and the proxy is properly executed and received prior to the Annual Meeting, the proxy will be voted in accordance with the specifications made. If an executed proxy is returned without any specifications as to how shares should be voted, votes will be cast for the election of the directors named in this Proxy Statement, for the approval of the amendment to the Company's Articles of Incorporation, for the approval of the amendment to the Company's 1993 Stock Option Plan, and in favor of the ratification of the selection of Deloitte & Touche as the Company's independent accountants. In addition, the proxyholders will vote in their sole discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed will be paid by the Company. Copies of solicitation material will be furnished to brokers and others holding common stock of the Company to forward to their principals, and the Company will reimburse them for reasonable expenses in doing so. The Company expects that some of its officers or employees (none of whom will receive special compensation) will solicit proxies personally and by telephone or other means. In addition, the Company has retained the services of Skinner & Company to assist in the solicitation of proxies at an estimated cost of $3,500.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only shareholders of record at the close of business on March 31, 1995, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1995, there were 25,342,577 outstanding shares of the Company's common stock (the "Common Stock"), the only class of stock outstanding.

         Each share of Common Stock is entitled to one vote, except that shareholders may cumulate their votes for the election of directors. Under California law, no shareholder may cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting. If such notice is given, every shareholder present, in person or by proxy, at the meeting may cumulate votes. The accompanying proxy grants authority to the proxyholders to cumulate votes and allocate them in the proxyholders' discretion to one or more nominees, if the proxyholders believe that such action will maximize the number of nominees who will be elected. The proxyholders do not, at this time, intend to give such notice nor to cumulate the votes they may hold pursuant to the proxies solicited in this Proxy Statement unless the required notice by a shareholder is given at the meeting, in which instance such proxyholders intend to vote cumulatively all the proxies held by them in favor of some or all of the nominees for office set forth in this Proxy Statement. If cumulative voting is utilized at the Annual Meeting, each shareholder voting at the election of directors may cumulate their votes and cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held. All such votes may be cast for a single candidate or may be distributed among any or all of the candidates.

         The following table sets forth information as to the beneficial ownership of the Common Stock, as of March 31, 1995, by (a) persons known to the Company to be beneficial owners of more than 5% of the Common Stock, (b) executive officers named in the "Summary Compensation Table" below, and (c) executive officers and directors as a group. Unless otherwise noted, the persons listed below have sole voting and investment power.

                                                                      Percent
                                                 Number of Shares       of
Name and Address of Beneficial Owner            Beneficially Owned     Class
- ------------------------------------            ------------------    -------
W. Howard Lester . . . . . . . . . . . . . . .      2,909,972(1)       11.5%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109

James A. McMahan . . . . . . . . . . . . . . .      3,402,175(2)       13.4%
  2237 Colby Avenue
  Los Angeles, CA 90064

FMR Corp.  . . . . . . . . . . . . . . . . . .      1,522,375(3)        6.00%
  82 Devonshire Street
  Boston, MA  02109-3614

Gary G. Friedman . . . . . . . . . . . . . . .        141,657(4)         *
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA  94109

Patrick J. Connolly  . . . . . . . . . . . . .        525,822(5)        2.1%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA  94109

Robert K. Earley . . . . . . . . . . . . . . .        124,578(6)         *
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA  94109

Nicholas Applegate Capital Management. . . . . . .  1,483,699(7)        5.85%
  600 West Broadway, 29th Floor.
  San Francisco, CA  92101

James E. Riley                                         19,571(8)          *
  c/o Williams-Sonoma, Inc.  . . . . . . . . . . .
  3250 Van Ness Avenue
  San Francisco, CA  94109

Charles Williams . . . . . . . . . . . . . . . . .    282,178(9)        1.1%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109

Provident Investment Counsel . . . . . . . . . . .  1,716,900(10)       6.8%
  300 North Lake Avenue
  Pasadena, CA 91101-4022

All Executive Officers and Directors as a Group. .  7,575,987(11)      29.9%
  (14 persons)

*        Less than 1%.

(1) Includes 32,400 and 39,000 shares subject to nonqualified stock options granted under the Company's 1976 Stock Option Plan (the "1976 Plan") and the 1993 Stock Option Plan (the "1993 Plan"), respectively, which are currently exercisable or exercisable within 60 days. Includes 6,027 shares in the Company's Employee Profit Sharing and Stock Incentive plan (the "Profit Sharing Plan") that are allocable to Mr. Lester and fully vested. Does not include 1,743 and 607,773 shares owned by Mr. Lester's wife and by trusts established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

(2) Includes 6,750 and 4,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(3) The information above and in this footnote is based on the Schedule 13G of FMR Corp. dated February 14, 1995. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, has sole dispositive power (but no voting power) over 1,507,525 shares of Common Stock as a result of its acting as the investment advisor to several registered investment companies. Fidelity Management Trust Company, another wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has sole voting and dispositive power over 14,850 shares of Common Stock as a result of its serving as the investment manager for several institutional accounts. Edward C. Johnson is the Chairman of FMR Corp., and Mr. Johnson and certain Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp.

(4) Includes 37,775 and 48,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively and, 50,625 shares subject to incentive stock option granted under the 1983 Incentive Stock Option Plan (the "1983 Plan") which are currently exercisable or exercisable within 60 days. Also includes 5,257 shares in the Profit Sharing Plan that are allocable to Mr. Friedman and fully vested.

(5) Includes 59,625 and 14,250 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 4,052 shares in the Profit Sharing Plan that are allocable to Mr. Connolly and fully vested. Does not include 2,619 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

(6) Includes 61,875 and 10,800 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 5,328 shares in the Profit Sharing Plan that are allocable to Mr. Earley and fully vested.

(7) The information above and in this footnote is based on the Schedule 13G of Nicholas Applegate Capital Management dated February 14, 1995. Nicholas Applegate Capital Management, a registered investment adviser, has sole voting and dispositive power over 1,022,649 shares of Common Stock and sole dispositive power (but no voting power) over 461,050 shares of Common Stock.

(8) Includes 4,500 and 4,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 5,171 shares in the Profit Sharing Plan that are allocable to Mr. Riley and fully vested.

(9) Includes 178 shares in Profit Sharing Plan that are allocable to Mr. Williams and fully vested.

(10) The information above and in this footnote is based on the Schedule 13G of Provident Investment Counsel dated February 7, 1995. Provident Investment Counsel, a registered investment adviser, has shared voting and dispositive power over 1,072,200 shares of Common Stock and shared dispositive power (but no voting power) over 644,700 shares of Common Stock. Robert M. Kommerstad controls Provident Investment Counsel by virtue of his position as the sole voting trustee of a voting trust which holds all of the outstanding securities of Provident Investment Counsel.











(11) Includes 227,855 and 145,350 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan respectively, and 50,625 shares subject to incentive stock options granted under the 1983 Plan, which are currently exercisable or exercisable within 60 days. Also includes 23,690 shares in the Profit Sharing Plan that are allocable to the executive officers and fully vested.

         The closing sales price for the Common Stock on March 31, 1995, as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System, was $25.00 per share. Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, directors and certain officers of the Company and persons who beneficially own more than 10% of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission and the NASDAQ Stock Market and furnish to the Company reports of ownership and changes in ownership of all classes of the Company's equity securities. Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended January 29, 1995, and/or written representations from such reporting persons, the Company believes that, except as described below, all reports required to be filed by such reporting persons during or with respect to the fiscal year ended January 29, 1995 were filed on a timely basis. James E. Riley inadvertently filed late one Form 4 reporting a single stock option grant covering 9,000 shares of Common Stock, and H. Peter Young inadvertently filed late his Form 3 initially reporting his beneficial ownership of Common Stock. Claudia Abrams inadvertently filed late her Forms 4 reporting six transactions involving less than 10,000 shares of Common Stock in the aggregate.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         At the Annual Meeting, ten directors are to be elected to serve until the next annual meeting of shareholders or until the election and qualification of their successors. The Company's Bylaws provide for not less than six nor more than eleven directors, the exact number having been fixed by the Board of Directors at ten. Under California law, the ten nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the ten nominees named below, all of whom are currently directors of the Company. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate.
The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.

         The following table sets forth information as of March 31, 1995 with respect to each person nominated for election as a director which has been furnished to the Company by the nominees. All nominees were elected directors at the Annual Meeting of Shareholders held on May 25, 1994.


                                                                                            Amount and
                                                                                            Nature of
                                                                                            Beneficial     Percent
       Nominee          Age           Principal Occupation              Director Since      Ownership      of Class
       -------          ---           --------------------              ---------------     ----------     --------
Charles E. Williams     79      Founder of the Company and its Vice          1973           282,178(1)       1.1%
                                Chairman since 1986.

W. Howard Lester        59      Chairman of the Company since 1986           1979         2,909,972(2)      11.5%
                                and Chief Executive Officer since
                                1979. Director of  The Good Guys,
                                Inc., and Conner Peripherals Inc.

James M. Berry           64     Vice Chairman of NationsBank from            1987            13,275(3)        *
                                1988 to 1990.  Corporate Executive

                                Vice President of NationsBank from
                                1985 to 1990.  Director of NCNB
                                Texas and HCC Insurance Holdings,
                                Inc.

Nathan Bessin           69      Managing Partner of J. Arthur                1983           18,075(3)         *
                                Greenfield & Co., Certified Public
                                Accountants, since 1978.  Director
                                of Mercury General Corp.

Patrick J. Connolly     48      Senior Vice President of Mail Order          1983          525,822(4)        2.1%
                                and Assistant Secretary of the
                                Company since 1991 and 1983,
                                respectively; Vice President of
                                Mail Order from 1979 to 1990.

Millard S. Drexler      50      President and Director of The Gap,           1990           13,500(3)         *
                                Inc. since 1987 and 1983,
                                respectively.

Gary G. Friedman        37      Executive Vice President since               1993          141,657(5)         *
                                1993; Senior Vice President of
                                Stores from 1991 to 1992; and Vice
                                President of Stores from 1988 to
                                1990.  Regional Manager of The Gap,
                                Inc. from 1985 to 1988.

F. Warren Hellman       60      General Partner of Hellman &                 1987          101,595(3)(6)      *
                                Friedman, investment bankers, since
                                1984.  Partner of Matrix Partners
                                (venture capital) since 1982.
                                Partner of other venture capital
                                and risk arbitrage firms.
                                Director of American President
                                Companies, Ltd., Eagle Industries,
                                Inc., Franklin Resources, Inc.,
                                Great American Management &
                                Investment Inc. and Levi Strauss
                                Associates.

John E. Martin          49      President and Chief Executive                1994           33,750(7)         *
                                Officer of Taco Bell, a wholly-
                                owned subsidiary of PepsiCo, since
                                1983.  Director of The Good Guys,
                                Inc.

James A. McMahan        72      President and Chief Executive                1979        3,402,175(3)       13.4%
                                Officer of McMahan Furniture Stores
                                since 1947.

- -------------
*        Less than 1%.

(1) Includes 178 shares in the Profit Sharing Plan that are allocable to Mr. Williams and fully vested.

(2) Includes 32,400 and 39,000 shares subject to nonqualified stock options granted under the Company's 1976 Stock Option Plan (the "1976 Plan") and the 1993 Stock Option Plan (the "1993 Plan"), respectively, which are currently exercisable or exercisable within 60 days. Includes 6,027 shares in the Company's Employee Profit Sharing and Stock Incentive plan (the "Profit Sharing Plan") that are allocable to Mr. Lester and fully vested. Does not include 1,743 and 607,773 shares owned by Mr. Lester's wife and by trusts established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

(3) Includes 6,750 and 4,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(4) Includes 59,625 and 14,250 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 4,052 shares in the Profit Sharing Plan that are allocable to Mr. Connolly and fully vested. Does not include 2,619 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

(5) Includes 37,775 and 48,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan respectively, and 50,625 shares subject to incentive stock options granted under the 1983 Incentive Stock Option Plan (the "1983 Plan"), which are currently exercisable or exercisable within 60 days. Also includes 5,257 shares in the Profit Sharing Plan that are allocable to Mr. Friedman and fully vested.

(6) Shares listed are owned by Hellman Family Revocable Trust of which Mr. Hellman is a co-trustee.

(7) Includes 6,750 shares subject to nonqualified stock options granted under the 1993 Plan.


COMPENSATION OF DIRECTORS

         Directors who are not officers of the Company are entitled to be paid, in addition to their expenses incurred in connection with such meeting, $1,000 for each Board Meeting and for each meeting of a committee attended which does not occur on the same day as a Board Meeting. If Proposal 3 is approved at the Annual Meeting, the Company will eliminate the $1,000 per meeting attendance fee.

         Under the 1993 Stock Option Plan (the "1993 Plan"), each nonemployee director who is elected to the Company's Board of Directors for the first time is granted a nonqualified stock option to purchase 6,750 shares of Common Stock, which shall be exercisable in full beginning six months after the date of grant. Nonemployee directors who are re-elected to the Board of Directors
(i) at the Annual Meeting or (ii) on the date of each subsequent Annual Meeting of Shareholders, will each receive a nonqualified stock option to purchase an additional 2,250 shares of Common Stock, which option shall be exercisable in full beginning six months after the date of grant of such option. The price of each option granted to a nonemployee director shall be equal to the fair market value of the Common Stock on the date of grant of such option. The term of each option granted to a nonemployee director shall be ten years from the date of grant of such option. Nonemployee directors are only eligible for grants of options under the 1993 Plan in accordance with the preceding formula. The 1993 Plan replaced the 1976 Stock Option Plan (the "1976 Plan"), which had provided for option grants to nonemployee directors under a formula substantially similar to the one in the 1993 Plan described above. Messrs. Berry, Bessin, Drexler, Hellman and McMahan were each granted nonqualified stock options to purchase 6,750 shares of Common Stock at the 1992 Annual Meeting under the 1976 Plan and nonqualified options to purchase 2,250 shares of Common Stock at the 1993 and 1994 Annual Meetings under the 1993 Plan. Mr. Martin was granted non-qualified stock options to purchase 6,750 shares of Common Stock at the 1994 Annual Meeting under the 1993 Plan.

INDEMNIFICATION

         Under the Company's Restated Articles of Incorporation, as amended (the "Articles"), a director is not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Articles do not eliminate a director's liability for breach of duty of loyalty, acts or omissions not in good faith, certain payments not permitted under California General Corporation Law (the "Law"), or transactions in which the director derives an improper personal benefit. The Articles also provide that the Company has the authority to indemnify its directors, officers, employees and agents beyond the circumstances permitted under Section 317 of the Law.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of 7 meetings during the fiscal year ended January 29, 1995. The Board of Directors has two standing Committees: Audit and Compensation. There is no nominating committee or any other committee performing those functions.

         During the last fiscal year, the Audit Committee of the Board of Directors met once. The Audit Committee is currently comprised of Messrs. Bessin (Chairman) and Berry. This Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and its system of internal accounting controls.

         During the last fiscal year, the Compensation Committee of the Board of Directors (the "Compensation Committee") met twice. The Compensation Committee is currently comprised of Messrs. McMahan (Chairman), Drexler, Hellman and Martin. This Committee is primarily responsible for officers' compensation matters and for administering the Company's stock option plans.

         No director attended fewer than 75% of all meetings of the Board of Directors and the committees upon which such director served during the fiscal year ended January 29, 1995, except directors Hellman who attended 67% of all such meetings, Martin who attended 57% of all such meetings and Drexler who attended 56% of all such meetings.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                              CERTAIN TRANSACTIONS

         The Company leases its distribution center in Memphis, Tennessee, from two partnerships whose partners include directors, executive officers and/or significant shareholders of the Company. See "Executive Compensation-- Compensation Committee Interlocks and Insider Participation."

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

         Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Certain information concerning such executive officers is set forth below:

       Name                        Age     Present Position with the Company and Business Experience
       ----                        ---     ---------------------------------------------------------
 Charles E. Williams. . . . . . .  79      Founder of the Company and Vice Chairman since 1986.

 W. Howard Lester . . . . . . . .  59      Chairman since 1986 and Chief Executive Officer since
                                           1979.

 Gary G. Friedman . . . . . . . .  37      Executive Vice President since 1993; Senior Vice
                                           President-Stores, 1991-1992; and Vice President-Stores,
                                           1988-1990.

 Patrick J. Connolly. . . . . . .  48      Senior Vice President-Mail Order since 1991; Vice
                                           President-Mail Order, 1979-1990; and Assistant Secretary
                                           since 1983.

 Robert K. Earley  . . . . . . . . 48      Senior Vice President-Distribution since 1991; and Vice
                                           President, Distribution 1983-1990.

 Russell Solt  . . . . . . . . . . 47      Senior Vice President-Finance and Administration, Chief
                                           Financial Officer and Secretary, since 1994.

 H. Peter Young. . . . . . . . . . 48      Senior Vice President-Logistics since 1994.

 Claudia Abrams. . . . . . . . . . 50      Vice President-Human Resources since 1985.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers who served as executive officers during the fiscal year ended January 29, 1995 whose total annual salaries and bonuses exceeded $100,000 for such fiscal year.


                                                   ANNUAL               LONG TERM
                                               COMPENSATION (3)        COMPENSATION
                                            ----------------------     -------------
                                                                          AWARDS
                                                                          ------
Name and                                                                Securities        All Other
Principal                                                               Underlying       Compensation
Position(1)                     Year(2)     Salary($)     Bonus($)     Options(#)(4)         ($)
- -----------                     -------     ---------     --------     -------------     ------------
W. Howard Lester..............   1994        386,538             0         37,500           10,066(5)
  Chief Executive Officer,       1993        350,000       125,000         78,750           11,554
  Chairman and Director          1992        350,000             0         81,000                0

Gary G. Friedman..............   1994        323,076             0         15,000            5,163(6)
  Executive Vice President       1993        250,000       100,000        337,500            6,071
  and Director                   1992        163,442        50,000         30,375                0

Patrick J. Connolly...........   1994        200,615             0          15,000           8,769(7)
  Senior Vice President-         1993        180,808       100,000          28,125           7,003
  Mail Order, Assistant          1992        177,700             0          22,500               0
  Secretary and Director

Robert K. Earley..............   1994        187,308             0           9,000           7,084(8)
  Senior Vice President-         1993        178,270        50,000          22,500          10,043
  Distribution                   1992        172,845             0          28,125               0

Charles Williams..............   1994        125,000             0               0          10,770(9)
  Founder and Vice Chairman      1993        125,000        25,000               0           3,897
  of the Board of the            1992        125,000             0               0               0
  Company

James E. Riley(10)............   1994        175,000             0               0           7,241(11)
  Former Senior Vice President   1993        171,539        50,000          45,000           9,900
  Finance and Administration,    1992        165,000             0               0               0
  Chief Financial Officer
  and Secretary

(1) None of the executives named in this table held any shares of restricted stock of the Company as of January 29, 1995.

(2) Rows specified "1994," "1993" and "1992" represent fiscal years ended January 29, 1995, January 30, 1994, and January 31, 1993, respectively.

(3) While the named executive officers enjoy certain perquisites, the aggregate value of such perquisites for each of the fiscal years shown did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for the applicable year.

(4) Figures have been adjusted to reflect the 3-for-2 stock split in September 1994 (the "Stock Split").

(5) Comprised of the Company's matching contributions under the Profit Sharing Plan, the Company's profit-sharing contributions under the Profit Sharing Plan, premiums paid by the Company for term life insurance for the benefit of the named officer, and benefits received under the Company's executive supplemental medical plan of $3,000, $1,500, $3,029, and $2,537, respectively.

(6) Comprised of the Company's matching contributions under the Profit Sharing Plan, the Company's profit-sharing contributions under the Profit Sharing Plan, premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $3,000, $1,500, $444, and $219, respectively.

(7) Comprised of the Company's matching contributions under the Profit Sharing Plan, the Company's profit-sharing contributions under the Profit Sharing Plan, premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $3,000, $1,500, $1,171, and $3,098, respectively.

(8) Comprised of the Company's matching contributions under the Profit Sharing Plan, the Company's profit-sharing contributions under the Profit Sharing Plan, premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan of $3,000, $1,500, $1,104, and $1,480, respectively.

(9) Comprised of the Company's profit-sharing contributions under the Profit Sharing Plan, premiums paid by the Company for term life insurance for the benefit of the named officer, and benefits received under the Company's executive supplemental medical plan of $1,250, $8,677, and $843, respectively

(10) On November 11, 1994, Mr. Riley changed his employment status to part-time and concurrently relinquished his position as an officer of
         the Company.   Mr. Riley is included in this table because he would
         have been among the four other most highly compensated executive officers had he been an executive officer on January 29, 1995.

(11) Comprised of the Company's matching contributions under the Profit Sharing Plan, the Company's profit-sharing contributions under the Profit Sharing Plan, premiums paid by the Company for term life insurance and benefits received under the Company's executive supplemental medical plan, of $3,000, $1,500, $1,142, and $1,599, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         The 1993 Plan, which was approved by the shareholders of the Company at the 1993 Annual Meeting, is currently the only stock option plan under which the Company may grant options. The following table sets forth the information noted for all grants of stock options made to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table during the fiscal year ended January 29, 1995:

                                                                                                Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock Price
                             Individual Grants(1)                                               Appreciation for Option Term
- ---------------------------------------------------------------------------                  -----------------------------------
                                             Percentage of
                             Number of           Total
                             Securities         Options
                             Underlying       Granted to        Exercise or
                              Options        Employees in       Base Price      Expiration
         Name                Granted (#)     Fiscal Year(%)       ($/Sh)           Date             5% ($)        10% ($)
- ------------------------     -----------     --------------     -----------     ----------        ---------     ----------
W. Howard Lester                37,500            13.2%            $22.00        3/16/2004         $518,838     $1,314,838
  Chief Executive
  Officer, Chairman and
  Director

Charles Williams                     0             0.0                                                    0              0
  Founder
  Vice Chairman

Gary G. Friedman                15,000             5.3              22.00        3/16/2004          207,535        525,935
  Executive Vice
  President and Director

Patrick J. Connolly             15,000             5.3              22.00        3/16/2004          207,535        525,935
  Senior Vice President-
  Mail Order, Assistant
  Secretary and Director

Robert K. Earley                 9,000             3.2              22.00        3/16/2004          124,521        315,561
  Senior Vice President-
  Distribution

(1)     Figures have been adjusted to reflect the Stock Split.

 AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUE

         The following table sets forth the fiscal year-end value of unexercised options held by the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table:

                                                                 Number of Securities Underlying       Value of Unexercised
                                                                      Unexercised Options at           In-the-Money Options
                                                                      Fiscal Year-End (#)(1)          at Fiscal Year-End ($)
                                Shares Acquired       Value
      Name                      on Exercise (#)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
- ----------------                ---------------    ------------    -----------    -------------    -----------    -------------
W. Howard Lester                                                      48,150          149,100       $  869,025      $2,029,168
  Chief Executive Officer,
  Chairman and Director

Charles Williams                                                           0                0                0               0
  Founder, Vice Chairman

Gary G. Friedman                    70,000          2,039,896        110,900          303,225        1,725,236       3,782,416
  Executive Vice President

Patrick J. Connolly                                                   65,250           51,000        1,104,553         402,994
  Senior Vice President-Mail
  Order, Assistant Secretary
  and Director

Robert K. Early                                                       66,375           43,875        1,296,166         632,562
  Senior Vice President-
  Distribution

James E. Riley (2)                  87,750          2,489,964              0           36,000                0         634,230
  Senior Vice President-
  Finance and
  Administration, Chief
  Financial Officer and
  Secretary

(1)      Figures have been adjusted to reflect the Stock Split.

(2) On November 11, 1994, Mr. Riley changed his employment status to part-time and concurrently relinquished his position as an officer of the Company. Mr. Riley is included in this table because he would have been among the four other most highly compensated executive officers had he been an executive officer on January 29, 1995.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for setting executive compensation policy and determining the compensation paid to executive officers of the Company. The Compensation Committee is currently comprised of the directors named below, all of whom are nonemployee directors.

         In 1992, with the assistance of an independent executive compensation advisor, the Compensation Committee conducted a major review of its executive compensation programs and philosophies. As a result of this review the Committee established its current approach to executive compensation at the Company with one exception. During its review of executive pay practices in 1994, the Committee decided to reinstate the annual cash incentive plan. The Committee determined that it was necessary to combine the three elements of compensation -- base salary, annual cash incentive and stock options -- to achieve its objectives.

         The Company's executive compensation programs are designed to enable it to attract, retain, motivate and reward highly qualified executives while maintaining strong and direct links among executive pay, individual performance, the Company's financial performance and shareholder returns. The Compensation Committee believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to shareholder return. Notably the Chief Executive Officer, Mr. Lester, beneficially owned 2,909,972 shares, (including options which are currently exercisable or exercisable within 60 days) representing 11.5% of the shares of Common Stock as of March 31, l995. Mr. Lester (together with the undersigned Mr. McMahan) purchased the Company from its founder Charles E. Williams in 1979. The Company first offered stock to the public in 1983.

         The Company competes with a number of different companies both within and outside the retail industry for talented executives. Accordingly, when assessing the competitiveness of the Company's compensation programs, the Committee considers both pay practices of retailers of comparable size who are part of the Center of Research in Security Prices ("CRSP" Index for NASDAQ Retail Trade Stock), one of the Indices used in the Performance Graph, and pay practices of other companies considered comparable based on the industry, revenues and other factors (together the " Comparable Companies"). The Committee consults with an independent executive compensation advisor for information on competitive compensation levels of Comparable Companies.

         Base salaries are targeted at average competitive levels of
Comparable Companies, with actual base salaries determined based on an assessment of individual performance and contributions. In May of 1994 the Committee reviewed executive officer salaries and increased the Chief Executive's salary 14%. Prior to this increase, his salary had not been increased since August 1991. In determining the Chief Executive's 1994 salary, the Committee reviewed the company's 1993 performance. Specifically, the Committee noted the increases in revenues, comparable store sales, mail order
sales and 536% increase in pre-tax earnings.   The Committee also noted that
shareholder value significantly increased during Fiscal 1993 with the stock price of the company increasing 194% as compared to increases of 13.7% and 6.6% in the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Retail Trade Stock, respectively. Gary Friedman's salary was increased 40% based on his key leadership role in merchandising which
contributed to the Company's turnaround.   Other executive officers received
increases averaging 6.5%, based on the Committee's assessment of their individual contributions.

         As mentioned above, the annual cash incentive plan was reinstated for the l994 fiscal year. It was designed to reward for extraordinary results, linking annual cash incentives to specific corporate and/or divisional financial goals. Specific pre-tax earnings goals and payout levels were established to reflect the Company's objectives. These goals and the potential incentive awards for executive officers were reviewed and approved by the Committee.

         While the Company had record earnings this year, none of the executive officers named in the Summary Compensation Table were awarded bonuses under the annual cash incentive plan because the Company's overall results did not meet the agreed upon goals. However, various divisional officers did receive cash bonuses due to the fact that their respective divisions met or exceeded pre-tax earnings goals set for their individual divisions. The Committee believes it is important to link annual cash bonuses for the executive officers and divisional officers to the annual performance of the company or a division, respectively.

         Stock ownership and the link to shareholder value is an integral part of the Company's executive compensation program. Accordingly, the number of stock options granted to the Chief Executive Officer and other executive officers reflect competitive practices for Comparable Companies and the assessment of their individual contributions. The Chief Executive Officer was granted an option for 37,500 shares. Grants to other executive officers averaged 10,500 shares. All stock options were granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

         The Omnibus Budget and Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code and could, depending on future compensation levels, result in limits on the Company's ability to deduct compensation in excess of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on 1994 compensation levels, no such limits on the deductibility of compensation applied for any officer of the Company. While the Company has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Committee does not currently anticipate any restrictions on the future deductibility of compensation for the Company's officers. While the Committee cannot predict with certainty how the deductibility limit may impact the Company's compensation program in future years, the Committee intends to maintain an approach to executive compensation which strongly links pay to performance. This approach should preserve the deductibility of the Company's executive compensation while maintaining highly motivational compensation programs which support the Company business objectives and strategies and reinforce the creation of shareholder value.

                                         Respectfully submitted,

                                         James A. McMahan
                                         Millard Drexler
                                         F. Warren Hellman
                                         John E. Martin
                                         Members of the Compensation Committee

                               PERFORMANCE GRAPH


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS OF THE COMPANY,
         CRSP* INDEX FOR THE NASDAQ STOCK MARKET (U.S. COMPANIES), AND
                   CRSP INDEX FOR NASDAQ RETAIL TRADE STOCKS



[Performance Graph for Williams-Sonoma, Inc.]

                          1/29/90     1/29/91    1/29/92     1/29/93     1/28/94    1/27/95
Williams-Sonoma            100.0       115.9        91.4       72.3       212.7       292.2
NASDAQ Stock Market        100.0        99.3       156.1      177.5       201.8       194.6
NASDAQ Retail Trade        100.0       114.9       204.5      186.5       198.9       178.4

NOTES:
         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

         D.  The index level for all series was set to $100.0 on 1/29/90.



*Center for Research in Security Prices, The University of Chicago, Graduate
 School of Business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's warehouse and distribution center is located in Memphis, Tennessee and leased from two partnerships whose partners include directors, executive officers and/or significant shareholders of the Company. The distribution center consists of two separate facilities - one for mail order operations and one for retail store operations.

Mail Order Facility

         In July 1983, the Company entered into an agreement to lease a 243,000 square-foot distribution center from a partnership (the lessor). The lessor is a partnership comprised of W. Howard Lester, Chairman, Chief Executive Officer and significant shareholder of the Company, and James A. McMahan, a director and significant shareholder of the Company and member of the Compensation Committee. The partnership financed the construction through the sale of $6,300,000 principal amount of industrial development bonds due June 2008. The lease had an initial, non-cancelable term of ten years expiring on June 30, 1994, with two optional fire-year renewals by the Company. In December 1985, the partnership financed the construction of an additional 190,000 square feet of space through the sale of $2,900,000 principal amount of industrial development bonds due 2010. The Company's lease with the partnership was amended to include additional rent plus interest on the new bonds for the same lease term as the original lease. In December 1993, the Company exercised the two five-year renewal options and is now obligated to lease the space until June 30, 2004. Effective July 1, 1994, the fixed basic monthly rent is $51,500. Rental payments consist of basic monthly rent, plus interest on the bonds (a floating rate equal to 55% of the prime rate of a designated bank), applicable taxes, insurance and maintenance expenses. In connection with the December 1993 transaction, both the partnership and the Company provided to an unaffiliated bank an indemnity against certain environmental liabilities.

Retail Store Facility

         In August 1990, the Company entered into a separate agreement to lease a second distribution center, consisting of approximately 307,000 square feet, adjacent to the existing distribution center in Memphis, Tennessee. The lessor is a partnership comprised of Messrs. Lester, McMahan, Robert K. Earley,
Senior Vice President of Distribution, and Gary H. Hewson. The partnership financed the construction of the distribution center through the sale of $10,550,000, 10.36% principal amount of individual development bonds due in August 2015.

         In September 1994, this lease was amended to include an approximately 306,000 square-foot expansion of the facility. The expansion is currently under construction and expected to be completed in July 1995. The lessor is financing the construction of the expansion through a $500,000 capital contribution from its partners and the sale of $12,500,000, 9.01% principal amount of industrial development bonds due in August 2015. The amended lease has an initial, non-cancelable term of 15 years beginning August 1991 and ending in July 2006, with three optional five-year renewals. Rentals (including interest on the bonds, sinking fund payments, and fees) for the primary term are payable at an average rate of $623,895 per quarter plus applicable taxes, insurance and maintenance expenses.

         Both facilities (including the 1994 expansion) are constructed to the Company's specifications. After the option periods, the Company is obligated to renew each lease annually so long as the bonds which financed the specific projects remain outstanding. The Company accounts for the facility leases as operating leases. The Company believes that the facility leases are on terms no less favorable than the Company could have obtained from third parties in arm's-length transactions.

                                   PROPOSAL 2

         AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO ADD A PAR VALUE OF $.01 PER SHARE OF COMMON STOCK AND PREFERRED STOCK

     The Board of Directors of the Company has unanimously adopted a resolution to amend Article III(a) of the Company's Articles of Incorporation to add a par value of $.01 per share of common and preferred stock. If the amendment is approved, Article III(a) of the Company's Articles of Incorporation will read as follows:

                 This corporation is authorized to issue two classes of shares:
                 Common and Preferred. The number of Preferred shares authorized to be issued is 7,500,000, with a par value of one cent ($.01) per share, and the number of Common shares authorized to be issued is 126,562,500, with a par value of one cent ($.01) per share.

     Like most California corporations, the Company's Articles of Incorporation do not specify a par value for any of its authorized shares of stock because a par value is not required for a legal purpose under the California General Corporation Law. In those instances where a par value is required for purposes of the laws of other states, Section 205 of the General Corporation Law provides, in part:

                 Solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of a corporation, all authorized shares of a corporation organized under this division shall be deemed to have a nominal or par value of one dollar ($1) per share.

     However, in at least one instance, a state taxing authority has declined to apply Section 205 for the purpose of calculating a license fee based upon the Company's capitalization. As a result, the Company was assessed (and paid) a significantly higher license fee than would have been assessed had the Company's shares been deemed to have the par value specified in Section 205.

     Accordingly, the Company proposes to amend its Articles of Incorporation to add a par value of $.01 per share of common and preferred stock. Although the Company believes this amendment will significantly reduce the aforementioned license fee, there can be no assurance that the applicable taxing authority will not assert a contrary position.

     Under California law, the adoption of an amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Thus, abstentions and broker non-votes will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION.

                                   PROPOSAL 3

                    AMENDMENT OF THE 1993 STOCK OPTION PLAN

         The Company believes that, over the years, its stock option plans have made a significant contribution to the ability of the Company to attract and retain highly competent individuals on whose judgment, initiative, leadership and continued efforts the growth and profitability of the Company depend. Consistent with that view, the Company's 1993 Stock Option Plan (the "1993 Plan") currently awards nonemployee directors nonqualified stock options to purchase 6,750 shares of Common Stock on the date of the annual meeting at which they are first elected and 2,250 shares of Common Stock on the date of each annual meeting at which they are re-elected. For the reasons discussed below, the Company proposes to amend the 1993 Plan to increase the size of the stock options awarded annually to nonemployee directors upon their reelection from 2,250 shares of Common Stock to 5,250 shares of Common Stock (the "Amendment").

         The Company believes that the compensation currently paid to its nonemployee directors is significantly less than amounts paid by Comparable Companies. In addition to expense reimbursements and the annual stock options currently awarded under the 1993 Plan, the Company pays each nonemployee director $1,000 for each Board Meeting attended and for each committee meeting attended which does not occur on the same day as a Board Meeting. The Company does not pay its nonemployee directors the customary annual retainer paid by many comparable companies.

         In lieu of paying an annual cash retainer, the Company proposes to increase the size of the stock options awarded annually to nonemployee directors upon their reelection by 3,000 shares of Common Stock. The Company believes that the amount of the increase is reasonable in light of the director compensation paid by comparable companies. Furthermore, if this proposal is approved at the Annual Meeting, the Company will eliminate the $1,000 per meeting attendance fee.

         The Company believes that an increase in the compensation of nonemployee directors is advisable to maintain a competitive compensation package for these individuals. By awarding the increase in the form of stock options rather than cash, the Company believes that it can enhance the nonemployee directors' interest in the success of the Company and further align their interests with those of the Company's shareholders. The Company would also avoid expending additional cash resources on director compensation.

DESCRIPTION OF THE 1993 PLAN

         The following is a brief description of the material features of the 1993 Plan in its present form and is qualified in its entirety by reference to the full text of the 1993 Plan as set forth in Exhibit A to this Proxy Statement. (The following description and Exhibit A include all adjustments required under the 1993 Plan to reflect the Company's two stock splits since the original adoption of the 1993 Plan.)

         Shares Subject to the 1993 Plan. Under the 1993 Plan, up to an aggregate of 2,250,000 shares of the Common Stock may be awarded or issued upon the exercise of all options under the 1993

Plan. As of March 20, 1995, the aggregate market value of 2,250,000 shares of Common Stock was $51,750,000. If any option granted under the 1993 Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option may thereafter be available for future grants under the 1993 Plan. The Plan provides for appropriate adjustment of shares available under the 1993 Plan in the event of any change in the number of outstanding shares of Common Stock of the Company resulting from reorganizations, recapitalizations, reclassifications, stock dividends, stock splits or other similar events.

         Types of Awards.  Two types of options may be awarded under the 1993
Plan: (i) options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) nonqualified stock options.

         Administration. The 1993 Plan is administered by the Compensation Committee, which is composed of two or more disinterested directors appointed by the Company's Board of Directors. Except for options granted to nonemployee directors (which are described under "Grants to Nonemployee Directors" below), the Compensation Committee has the authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether such options will be incentive stock options or nonqualified stock options, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (vi) to amend the terms of any outstanding option, with consent of the option holder, and (vii) to make all other determinations necessary or advisable for the administration of the Plan.

         Eligibility and Participation. All directors, executives and other key employees of the Company or any of its Affiliates (as defined in the 1993
Plan) are eligible for selection to participate in the 1993 Plan.
Approximately 875 full-time employees and 6 nonemployee directors are currently eligible to participate under the 1993 Plan. Nonemployee directors are only eligible to participate in the 1993 Plan under the formula described below in "Grants to Nonemployee Directors." Incentive stock options may only be granted to employees of the Company or its Affiliates. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Compensation Committee shall so determine, subject to the other provisions of the 1993 Plan.

         Duration of Options. Except for options granted to nonemployee directors, each option is of a duration specified in the option agreement by the Compensation Committee, but no option has an expiration date later than the tenth (10th) anniversary of the date of its grant and no incentive stock option granted to an employee who owns more than 10% of the voting stock of the Company may be exercised after the five-year period following the date of the grant. Nonqualified stock options granted to nonemployee directors may be exercised for a period of ten years after the date of grant.

         Duration and Amendment of the 1993 Plan. The 1993 Plan shall remain in effect until terminated by the Compensation Committee or until all stock subject to it shall have been issued pursuant to options granted under the 1993 Plan; provided that no options may be granted after March 17,

2003. Subject to certain restrictions with respect to nonqualified stock options granted to nonemployee directors described below, the Compensation Committee may amend or suspend the 1993 Plan at any time; provided that amendments which (i) increase the maximum shares available for grant under the 1993 Plan, (ii) change the minimum exercise price of an incentive stock option, (iii) permit the grant of options to persons other than employees or directors, or (iv) materially increase the benefits accruing to participants under the 1993 Plan must be subject to shareholder approval.

         Exercise Price. In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. In addition, grants of incentive stock options to employees owning over 10% of the voting stock of the Company must be at an exercise price of not less than 110% of the fair market value on the date of the grant. The exercise price of a nonqualified option must be at least equal to 75% of the fair market value of the stock on the date the option is granted. Upon the exercise of any option, the purchase price must be paid in full either in cash or in the Company's Common Stock valued at market value (unless the Compensation Committee permits exercise with a secured note or a "cashless exercise"). The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any one employee under the 1993 Plan (or any other incentive stock option plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

         Basic Terms. Options granted under the 1993 Plan may only be exercised by the optionee and are nontransferable, except by will or the laws of descent and distribution or, in the case of nonqualified stock options, pursuant to a qualified domestic relations order. Except for nonqualified stock options granted to nonemployee directors as described below, options may be exercisable in such installments as may be determined by the Compensation Committee, but not within six months of the date of grant, except in cases of death or disability of the optionee or dissolution, liquidation, reorganization, merger or consolidation of the Company. To the extent that an option is not exercised when it becomes exercisable, the option shall continue to be exercisable until the option terminates or expires. No incentive stock option is exercisable for more than three months after termination of the employment of the optionee except that, if such termination is due to death or disability of the employee, then it is exercisable for no more than one year after such employee's death or disability. Except for options granted to the nonemployee directors, nonqualified stock options terminate in accordance with the terms of the relevant stock option agreement, as determined by the Compensation Committee.

         Grants to Nonemployee Directors. Nonemployee directors are eligible for grants of options under the 1993 Plan only in accordance with the following formula. Nonemployee directors who are elected to the Board of Directors for the first time at any special or annual meeting of shareholders will each receive, on such date, an option to purchase 6,750 shares of Common Stock, which shall be exercisable in full beginning six months after the date of grant. In addition, each nonemployee director presently receives an option to purchase an additional 2,250 shares of Common Stock each time such director is reelected to the Board of Directors at any annual meeting of shareholders. If the Amendment is approved, the size of these annual option awards will be increased to 5,250 shares of Common Stock. All options granted to nonemployee directors are exercisable in full beginning six months after the date of grant. The price of each option granted to a nonemployee director shall be equal to the fair market value of the Common Stock on the date of grant. The term of each option granted to a nonemployee director shall be ten years from the date of grant. Pursuant to Rule 16b-3 promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended, the provisions of the 1993 Plan with respect to the preceding formula may not be amended more than once every six months, other than to comport with changes under the Code or ERISA, or the rules thereunder.

PROPOSED AMENDMENT

         If this proposal is approved, the second paragraph of Section 5 of the 1993 Plan would be amended to read in its entirety as follows:

                 During the term of the Plan, a Non-Employee Director shall also be granted a nonqualified stock option to purchase 5,250 shares of Common Stock, subject to adjustment pursuant to
                 Section 16, on the date of each annual meeting of the Company's shareholders, at which such Non-Employee Director is re-elected to continue to serve on the Company's Board of Directors.

PLAN BENEFITS

         If the proposed Amendment is approved, Messrs. Berry, Bessin, Drexler, Hellman, Martin and McMahan, the incumbent nonemployee directors, will each receive a nonqualified stock option to purchase 5,250 shares of Common Stock on the date of each Annual Meeting of the Company's shareholders, including this year's Annual Meeting, at which he is reelected as a nonemployee director.

FEDERAL INCOME TAX CONSEQUENCES.

         Nonqualified Stock Options. Under current federal income tax law, the grant of a nonqualified stock option has no tax effect on the Company or the optionee to whom it is granted. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the Compensation Committee, the exercise of a nonqualified stock option will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the optionee as ordinary income is treated as earned income. The optionee's tax basis in the shares will be equal to the aggregate exercise price paid by the optionee plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the optionee will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. The Company will normally be allowed, at the time of recognition of ordinary income by the optionee upon exercise, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

         Incentive Stock Options. The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with stock options which are not incentive stock options. Under current federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the optionee if the optionee (a) does not dispose of the shares within two years after the date of grant nor within one year after exercise, and (b) is an employee of the Company or any of its Affiliates from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the optionee as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the optionee disposes of the shares prior to the expiration of either of the holding periods described above, the optionee would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the optionee's holding period for the shares.

VOTE REQUIRED FOR APPROVAL OF THE 1993 PLAN

         The affirmative vote of shareholders holding a majority of outstanding shares present, or represented, and entitled to vote at the Annual Meeting is required under the terms of the 1993 Plan and for the 1993 Plan to qualify for the Rule 16b-3 exemption promulgated under Section 16(b) of the 1934 Act, relating to the disgorgement of short-swing profits realized by officers, directors or beneficial owners of 10% of the Common Stock of the Company. For this purpose, abstentions and broker non-votes would have the effect of a vote against the proposal. Furthermore, because certain directors benefit from the proposed 1993 Plan, under Section 310 of the California General Corporation Law, the person asserting the validity of the grant of an option under the 1993 Plan to a director would have the burden of proving that such grant was just and reasonable as to the Company at the time that the grant was authorized, approved or ratified, unless the amendment is approved by the shareholders holding (a) a majority of shares present, or represented, and voting at the Annual Meeting, with the shares owned by the directors not being entitled to vote thereon, and (b) a majority of the required quorum, which, in this case, is the majority of outstanding shares other than the shares owned by the directors. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case such abstentions and broker non-votes will have the effect of a vote against the proposal. Under the California General Corporation Law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1993 PLAN. Unless otherwise instructed, the proxyholders will vote the proxies received by them for this proposal.

                                   PROPOSAL 4

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         As recommended by its Audit Committee, the Board of Directors has selected Deloitte & Touche as independent accountants for the fiscal year ending January 28, 1996, subject to ratification by the shareholders.

         Deloitte & Touche, formerly known as Touche Ross & Co., has audited the Company's financial statements since the fiscal year ended March 31, 1980. It is expected that their representative will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

         In the event that the selection of Deloitte & Touche as independent accountants for the fiscal year ending January 28, 1996, is not ratified by the shareholders, the Board of Directors will select other independent accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS REAPPOINTMENT.

                                 OTHER MATTERS

         The Company knows of no other matters to be acted upon at the meeting other than those referred to in the accompanying notice of the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, holders of the proxies solicited hereby will vote thereon in their discretion.


                           PROPOSALS OF SHAREHOLDERS

         Proposals intended to be presented by shareholders at the 1996 Annual Meeting of Shareholders and included in the Company's proxy statement for such meeting must be received by the Secretary of the Company at 3250 Van Ness Avenue, San Francisco, California 94109, on or before December 20, 1995.

                      AVAILABILITY OF REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE UPON WRITTEN REQUEST AND WITHOUT CHARGE TO ANY SHAREHOLDER BY WRITING TO:

                                   Secretary
                             Williams-Sonoma, Inc.
                              3250 Van Ness Avenue
                            San Francisco, CA 94109

                                           By Order of the Board of Directors



                                           Russell Solt, Secretary

San Francisco, California
April  18, 1995

                                   EXHIBIT  A

                             WILLIAMS-SONOMA, INC.
                             1993 STOCK OPTION PLAN


         1.      Purpose.

         The purpose of this 1993 Stock Option Plan (the "Plan") of WILLIAMS-SONOMA, INC., a California corporation (the "Company"), is to secure for the Company and its shareholders the benefits arising from stock ownership by selected key employees and directors of the Company or any of its Affiliates (as defined below). The Plan will provide a means whereby such employees and directors may purchase shares of the common stock of the Company (or any class of stock into which such common stock is converted or reclassified as provided in Section 16) (the "Common Stock") pursuant to (i) options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) "non-incentive" or "nonqualified" stock options ("nonqualified stock options"). From and after the date this Plan is approved by the shareholders of the Company pursuant to Section 18, the Company shall cease to grant new options to purchase Common Stock of the Company under the 1976 Stock Option Plan of the Company.

         2.      Administration.

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company consisting of two or more directors of the Company, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). No member of the Committee, during the one year prior to service as a member of the Committee, shall have received, or during such service shall receive, any equity securities of the Company pursuant to this Plan or any other plan of the Company or any Affiliate, except if such receipt would not disqualify such director as a "disinterested person" under Rule 16b-3. Committee members may be granted options pursuant to the formula set forth in Section 5, which formula is intended to satisfy the requirements of Rule 16b-3(c)(2)(ii). Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or unanimous written consent of its members.

         Subject to the provisions of the Plan, the Committee shall have the authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (vi) to amend the terms of any outstanding option, with consent of the option holder, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

         3.      Shares Subject to the Plan.

         Subject to adjustment as provided in Section 16, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed two million two hundred fifty thousand (2,250,000) shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

         4.      Eligibility and Participation.

         Subject to Section 5, all key employees and directors of the Company or any Affiliate shall be eligible for selection to participate in the Plan.
An "Affiliate" shall mean any parent or subsidiary of the Company as defined in
Section 424(e) and (f) of the Code. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the Plan. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, is not an employee of the Company. Subject to Section 5, nonqualified stock options may be granted to persons who have agreed in writing to become officers or key employees of the Company or any Affiliate at the time of the grant and who become officers or key employees of the Company or any Affiliate within 120 days thereafter. Spouses to whom a nonqualified stock option is transferred pursuant to a qualified domestic relations order pursuant to Section 11 shall also be eligible to participate in the Plan with regard to such option, but only to the extent the original option holder would have been able to participate had such original option holder continued to hold the option, and to the extent permitted by the Committee or by the terms of the option agreement.

         The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (whenever granted) are exercisable for the first time by an option holder during any calendar year (under all incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000.

         All incentive stock options granted under the Plan shall be granted within ten years from the date of adoption of this Plan.

         5.      Formula Awards to Non-Employee Directors

         Any person who is or becomes a director and who is not an employee of the Company is referred to herein as a "Non-Employee Director." During the term of the Plan, each Non-Employee Director who becomes for the first time a director of the Company on or after the 1993 Annual Meeting of Shareholders shall automatically be granted, on the date he or she first becomes a Non-Employee Director, a nonqualified stock option to purchase 6,750 shares of Common Stock, subject to adjustment pursuant to Section 16.

         During the term of the Plan, a Non-Employee Director shall also be granted a nonqualified stock option to purchase 2,250 shares of Common Stock, subject to adjustment pursuant to Section 16, on the date of each annual meeting of the Company's shareholders, at which such Non-Employee Director is re-elected to continue to serve on the Company's Board of Directors.

         The purchase price under each nonqualified stock option granted to Non-Employee Directors shall be equal to the fair market value of the stock subject to the option on the date the option is granted. A nonqualified stock option granted to Non-Employee Directors shall not be exercisable until six months after the date of grant of such option, at which time such option shall be fully exercisable for a period of ten (10) years from the date of grant.

         Except as specifically provided in this Section 5, no options shall be granted under the Plan to any Non-Employee Director. The provisions of this
Section 5 may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act ("ERISA"), or the rules promulgated thereunder.

         6.      Duration of Options.

         Subject to Section 5, each option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that all stock options shall expire within ten (10) years from the date on which such options are granted and provided further that in the case of incentive stock options granted to any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or an Affiliate, as applicable) (a "10% Shareholder"), each incentive stock option shall expire in any event within five (5) years from the date on which such incentive stock option is granted.

         7.      Purchase Price.

         Subject to Section 5, the purchase price of the stock covered by each option shall be determined by the Committee, but (a) in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value of such stock (as determined under Section 9) on the date the incentive stock option is granted, (b) in the case of incentive stock options granted to 10% Shareholders, shall not be less than one hundred and ten percent (110%) of the fair market value of such stock (as determined under Section 9) on the date the incentive stock option is granted, and (c) in the case of nonqualified stock options, shall not be less than seventy-five percent (75%) of the fair market value of such stock (as determined under Section 9) on the date the nonqualified stock option is granted. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise
(i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder, or (iii) if authorized by the Committee or if specified in the option being exercised, (x) by a promissory note made by option holder in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or
(y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with Section 9) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

         8.      Exercise of Options.

         In no event shall any option be exercisable earlier than six months after the date of grant except in the case of the death or disability of the option holder, in which case such option may be exercisable in accordance with
Section 14. Subject to Section 5, each option granted under this Plan may be exercisable in full upon the expiration of such six month period or in such installments during the period prior to its expiration date as the Committee shall determine. Furthermore, unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than
(i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

         9.      Fair Market Value of Common Stock.

         The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted (which, for all purposes, shall be the date on which the Committee makes the determination granting the option) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

         10.     Withholding Tax.

         Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option or
(ii) the exercise of non-qualified stock options, the Company shall have the right to require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

         11.     Nontransferability.

         An incentive stock option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouses's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

         A non-qualified stock option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercisable during the option holder's lifetime only by the option holder or, to the extent permitted by the Committee or by the terms of the option agreement, the spouse of the option holder who obtained the option pursuant to such a qualified domestic relations order described herein or pursuant to Section 14.

         12. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules.

         At the discretion of the Committee, any option may provide that the option holder (and any transferee), by accepting such option, represents and agrees that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of any option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable licensing requirements of any principal securities exchange on which shares of the same class are listed.

         13.     Termination of Employment.

         If a holder of an incentive stock option ceases to be employed by the Company or any of its Affiliates for any reason other than the option holder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option holder's incentive stock option shall be exercisable for a period of three (3) months after the date the option holder ceases to be an employee of the Company or such Affiliate (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 13, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof. Termination of employment or other relationship with the Company by the holder of a nonqualified stock option will have the effect specified in the individual option agreement, as determined by the Committee, subject to Section 5. Any option transferred pursuant to a qualified domestic relations order pursuant to
Section 11 shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment status of the original grantee), unless the option agreement or the Committee provides otherwise.

         14.     Death or Permanent Disability of Option Holder.

         If the holder of an incentive stock option dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while the option holder is employed by the Company or any of its Affiliates, the option holder's option shall be exercisable for a period of one (1) year after the date of such death or permanent disability (unless by its terms it sooner expires) to the extent exercisable on the date of death or permanent disability and shall thereafter expire and be void and of no further force or effect. During such period after death, such incentive stock option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution. The death or disability of a holder of a nonqualified stock option will have the effect specified in the individual option agreement, as determined by the Committee, subject to Section 5.

         15.     Privileges of Stock Ownership.

         No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

         16.     Adjustments.

         If the outstanding shares of the Common Stock of the Company (or any other class of shares or securities which shall have become eligible for grant under the Plan pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options theretofore granted hereunder shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of Section 8; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options and rights of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

         Adjustments under this Section 16 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         17.     Amendment and Termination of Plan.

         The Committee may at any time suspend or terminate the Plan. Subject to Section 5, the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of Section 16, or change the minimum purchase price of incentive stock options set forth in
Section 7, or increase the maximum term of incentive stock options provided for in Section 6, or permit the granting of options to anyone other than as provided in Sections 4 or 5, or otherwise materially increase the benefits accruing to participants under the Plan.

         Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Committee and the consent of the option holder, in any way modify, amend, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         Effective Date of Plan.

         The Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within twelve (12) months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative vote of the holders of a majority of the voting shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the California Corporations Code, excluding from such vote all shares held by directors of the Company.


Approved and adopted by
Board of Directors on
March 17, 1993


Shareholder approvals
received on
May 26, 1993


Amended on

- --------------------------------

                                    PROXY

                            WILLIAMS-SONOMA, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of Williams-Sonoma, Inc. (the "Company") hereby appoints W. HOWARD LESTER and RUSSELL SOLT, and each of them, with full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 31, 1995, at the 1995 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 24, 1995 at 10:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournment or postponements thereof.


                                         (Please date and sign on reverse side.)

THE PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED DIRECTORS, FOR PROPOSALS 2, 3, AND 4 AND IN THE MANNER DESCRIBED IN ITEM 5 OF THIS PROXY.

                                      PLEASE MARK YOUR CHOICES LIKE
[ ]  ________________________         THIS [  ] IN BLUE OR BLACK INK
             COMMON


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, AND  4.

1.                                    CHARLES E. WILLIAMS, W. HOWARD LESTER,             WITHHOLD AUTHORITY
     FOR  the election as                JAMES A. MCMAHAN, NATHAN BESSIN,             to vote for all nominees
  directors of all nominees           PATRICK J. CONNOLLY, GARY G. FRIEDMAN,                   listed.
 listed (except as marked to            F. WARREN HELLMAN, JAMES M. BERRY,
        the contrary).                 MILLARD S. DREXLER, JOHN E. MARTIN.

                    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                         STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.)

            [   ]                                                                             [   ]

2.  Proposal to amend the Company's       4.  Proposal to ratify the               5.  In their discretion, the
Articles of Incorporation to add a            selection of Deloitte & Touche           Proxyholders are authorized to
par value of $.01 per share of                as independent accountants for           vote upon such other business as
common stock and preferred stock.             for the 1995 fiscal year.                may properly come before this
                                                                                       meeting, or any adjournments or
    For     Against     Abstain                                                        postponements thereof.

    [ ]       [ ]         [ ]

3.  Proposal to amend the Company's
1993 Stock Option Plan to increase the
size of the stock options awarded
annually to nonemployee directors upon
their reelection from 2,250 shares of
common stock to 5,250 shares of common
stock.

    FOR     AGAINST     ABSTAIN               FOR     AGAINST     ABSTAIN

    [ ]       [ ]         [ ]                 [ ]       [ ]         [ ]            Dated: _________________________ 1995.

                                                                                   PLEASE SIGN THIS PROXY EXACTLY AS YOUR
                                                                                   NAME OR NAMES APPEAR ON THIS PROXY AND
                                                                                   RETURN IT PROMPTLY IN THE ENCLOSED
                                                                                   ENVELOPE.

                                                                                   ______________________________________
                                                                                                   Signature

                                                                                                   Signature

                                                                                   ______________________________________
                                                                                             Please Print Name(s)


                                                                                   ______________________________________
                                                                                   NOTE:  WHEN STOCK HAS BEEN ISSUED IN
                                                                                   THE NAME OF TWO OR MORE PERSONS, ALL
                                                                                   SHOULD SIGN.  WHEN SIGNING AS ATTORNEY,
                                                                                   ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                                   GIVE FULL TITLE AS SUCH.  A CORPORATION
                                                                                   SHOULD HAVE ITS NAME SIGNED BY ITS
                                                                                   PRESIDENT OR OTHER AUTHORIZED OFFICER,
                                                                                   WITH THE OFFICE HELD DESIGNATED.

THE ABOVE-SIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT AND THE ANNUAL REPORT FOR THE 1994 FISCAL YEAR FURNISHED HEREWITH.